INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation in the First Charter Corporation
(the "Corporation") Registration Statement on Form S-3 (No. 33-52004), Registration Statement on Form S-8 (No. 33-60949), Registration Statement on Form S-4 (No. 33-63157) as amended by the Corporation's Post-Effective Amendment No. 1 thereto on Form S-8, Registration Statement on Form S-4 (No. 333-35905) as amended by the Corporation's Post-Effective Amendment No. 1 thereto on Form S-8, Registration Statement on Form S-8 (No. 333-43617), Registration Statement on Form S-8 (No. 333-54019), Registration Statement on Form S-8 (No. 333-54021), Registration Statement on Form S-8 (333-54023), Registration Statement on Form S-4 (No. 333-60449) and Registration Statement on Form S-3 (No. 333-60641), of our report dated August 7, 1998, on the consolidated statements of financial position of HFNC Financial Corp. and its subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of these years in the period ended June 30, 1998 appearing in the Current Report on Form 8-K/A-3 dated May 17, 1998 of First Charter Corporation.


/s/ DELOITTE & TOUCHE LLP

Hickory, North Carolina
October 1, 1998